I

United States

Securities And Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2022

(Exact name of registrant as specified in its charter)

Delaware	000-10537	36-3143493
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

37 South River Street
Aurora, Illinois 60507
(Address of principal executive offices) (Zip code)

(630) 892-0202
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OSBC	The Nasdaq Stock Market

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 17, 2022, Old Second Bancorp, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). Of the 44,461,045 shares of common stock eligible to vote at the Annual Meeting, 35,910,634 shares were represented in person or by proxy, representing approximately 80.77% of the outstanding shares. At the Annual Meeting, the stockholders elected Messrs. Keith Acker, Edward Bonifas, Gary Collins, William Skoglund, Duane Suits and Ms. Jill York as Class III directors to serve a term expiring in 2025, and voted on the two additional proposals listed below. Further detail on each of the matters voted on by the stockholders is available in the Company’s Definitive Proxy Statement.

The final results of voting on each of the matters submitted to a vote of common stockholders during the Annual Meeting are as follows:

1)	Election of six Class III directors to serve a three-year term expiring in 2025 and until their respective successors are duly elected and qualified:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Keith Acker	29,478,032	1,099,327	48,899	13,834,787
Edward Bonifas	27,718,176	2,514,060	394,022	13,834,787
Gary Collins	29,457,022	776,586	392,650	13,834,787
William Skoglund	29,319,565	979,613	327,080	13,834,787
Duane Suits	29,864,730	428,315	333,213	13,834,787
Jill York	30,071,846	212,307	342,105	13,834,787

2)	A non-binding, advisory vote, to approve the compensation of our named executive officers (the “say-on-pay” vote):

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,650,727	871,844	1,103,687	13,834,787

3)	A proposal to ratify Plante & Moran, PLLC as the Company’s independent registered public accounting firm for the year ended December 31, 2022:

6,814,346
Votes For	Votes Against	Abstentions	Broker Non-Votes
35,588,426	148,706	173,502	8,550,441

Item 8.01. Other Events

On May 17, 2022, the Chairman of our board of directors, William B. Skoglund, resigned as Chairman to allow for a transition period before he resigns as a director in July 2023, pursuant to our board resignation policy that requires mandatory retirement upon attaining age 73.

The board does not have a policy requiring the separation of the roles of Chief Executive Officer and Chairman of the board, because the board believes it is in the Company’s best interests for the board to make leadership determinations based on the membership of the board and other factors at any given time.  In light of Mr. Skoglund’s resignation as Chairman, upon the recommendation of our nominating and corporate governance committee, the board determined to appoint our Chief Executive Officer, James Eccher, as Chairman of the board, determining that this dual structure was in the best interest of the Company and its stockholders, as it creates efficiencies and makes the best use of Mr. Eccher’s extensive experience in banking, particularly in our market areas.  Barry Finn will continue to serve as our lead independent director.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD SECOND BANCORP, INC.

Dated: May 18, 2022	By:	/s/ Bradley S. Adams
Bradley S. Adams
Executive Vice President and
Chief Financial Officer